UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

February 13, 2015

Date of Report (Date of Earliest event reported)

ENERGIZER TENNIS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-182199	99-0377575
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3, 219 Bow Road Docklands, London E3 2SJ, United Kingdom
(Address of principal executive offices)

Registrant's telephone number, including area code:	+44 203 086 8131

                             N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS.

On February 13, 2015, the Board of Directors unanimously approved a dividend whereby the shareholders of Energizer Tennis, Inc. (the “Company”) will receive a dividend payable as a Thirty-for One (30-for-1) forward split of the issued and outstanding shares of Common Stock of the Company pursuant to Section 78.215 of the Nevada Revised Statutes.  Pursuant to NRS78.215 and consistent with the Company’s Articles of Incorporation, there is no shareholder approval required for this action.  The Record Date of the Forward Split has been set as March 3, 2015 and the Effective Date and Payment Date are set for March 5, 2015.  The dividend to be paid to the shareholders of record does not require the shareholders to surrender their existing share certificates.  New certificates for the dividend shares will be issued.

Both the Effective Date and Payment Date are subject to FINRA approval and may differ from the dates set forth in the preceding paragraph and will be announced when FINRA approval is received.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2015

ENERGIZER TENNIS, INC.

By: /s/ Robert Thompson

Name: Robert Thompson

Title:   Chief Executive Officer/President